News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Feb. 16, 2017

Duke Energy reports fourth quarter and full-year 2016 financial results

▪	GAAP reported diluted earnings per share (EPS) were $3.11 in 2016, compared to $4.05 in 2015; adjusted diluted EPS was $4.69 for 2016 compared to $4.54 for 2015

▪	Company achieves the high end of its 2016 adjusted diluted EPS guidance range

▪	2017 adjusted diluted EPS guidance range set at $4.50 to $4.70

▪	Five-year growth capital plan increased by approximately 25 percent to $37 billion
CHARLOTTE, N.C. - Duke Energy today announced 2016 full-year reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $3.11, compared to $4.05 for the full-year 2015. Duke Energy's full-year 2016 adjusted diluted EPS was $4.69, compared to $4.54 for full-year 2015.
Adjusted diluted EPS excludes the impact of certain items included in GAAP reported diluted EPS. Amounts excluded from adjusted diluted EPS are primarily costs to achieve mergers, certain severance charges, asset impairments, a 2015 charge associated with the Edwardsport IGCC regulatory settlement, and the fourth quarter 2016 loss on sale of International Energy, primarily related to the recognition of cumulative currency translation adjustment losses.
Full-year 2016 adjusted results were driven by favorable weather, strong cost control and benefits from an early close of the Piedmont Natural Gas acquisition, which helped to offset significant storm costs and higher interest expense.
“2016 was a transformational year for Duke Energy as we acquired Piedmont Natural Gas and exited our International business, positioning the company for more consistent earnings and cash flow growth," said Lynn Good, Duke Energy chairman, president and CEO. "We continue to advance our long-term growth strategy to modernize the energy grid, generate cleaner energy and expand natural gas infrastructure. Our employees’ commitment to industry-leading operational and safety performance, combined with our unwavering focus on cost management, enabled us to achieve financial results at the high end of our guidance range.
"Our strategy is producing results. By investing in infrastructure our customers value and delivering sustainable growth for our investors, we are confident we will achieve strong results in 2017 and beyond,” Good said.
Duke Energy reported a fourth quarter 2016 GAAP loss per share of 33 cents, compared to earnings per share of 69 cents for fourth quarter 2015 primarily related to the loss on the sale

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of International Energy. Fourth quarter 2016 adjusted diluted EPS was 81 cents, compared to 87 cents for fourth quarter 2015.
As expected, fourth quarter adjusted results were impacted by higher planned O&M expenses and higher interest expense, partially offset by Piedmont's earnings contribution, net of financing costs.
The company has set its 2017 adjusted diluted EPS guidance range of $4.50 to $4.70, and extended its long-term adjusted diluted EPS growth rate of 4 to 6 percent to 2021. The growth rate is anchored to the midpoint of the 2017 adjusted diluted EPS guidance range, or $4.60 per share. The long-term growth rate is supported by an expanded $37 billion growth capital plan, representing an increase of approximately 25 percent from the previous five-year growth capital plan.
Business segment results
In addition to the following summary of fourth quarter 2016 business segment performance, comprehensive tables with detailed earnings per share drivers for the fourth quarter and full year 2016, compared to prior year, are provided on pages 15 and 16, respectively.
The discussion below of the fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables on pages 24 through 27 present a reconciliation of GAAP reported results to adjusted results.
Due to the Piedmont acquisition and the sale of International Energy in the fourth quarter of 2016, Duke Energy's segment structure has been realigned to include the following segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure and Commercial Renewables. The remainder of Duke Energy’s operations is presented as Other. Other now includes the results of National Methanol Company (NMC), previously included in the International Energy segment, and the results of the Midwest Generation business that was sold in 2015, previously included in the former Commercial Portfolio segment.
Prior periods have been recast to conform to the current segment structure.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth quarter 2016 segment income of $483 million, compared to $569 million in the fourth quarter of 2015.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth quarter 2016 adjusted segment income of $483 million, compared to $588 million in the fourth quarter of 2015. Adjusted diluted EPS was lower by $0.15 per share, excluding a $0.01 decrease due to the common stock issuance of 10.6 million shares used to fund a portion of the Piedmont acquisition.
Lower quarterly results at Electric Utilities and Infrastructure were primarily driven by:

▪	Higher O&M expenses (-$0.08 per share), primarily due to higher planned spending

▪	Higher effective tax rate (-$0.06 per share) resulting from a prior year benefit

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▪	Higher interest expense (-$0.03 per share) related to additional debt outstanding

▪	Higher depreciation and amortization (-$0.03 per share) from additional plant in service
These unfavorable drivers were partially offset by:

▪	Favorable weather (+$0.03 per share), net of estimated volume impacts of Hurricane Matthew (-$0.02 cents per share)

▪	Higher AFUDC equity (+$0.02 per share) due to increased capital investments
Gas Utilities and Infrastructure
Gas Utilities and Infrastructure recognized fourth quarter 2016 reported and adjusted segment income of $89 million, compared to $14 million in the fourth quarter of 2015, an increase of $0.11 per share.
Higher quarterly results at Gas Utilities and Infrastructure were primarily driven by:

▪	Contribution from Piedmont Natural Gas (+$0.10 per share), subsequent to the acquisition in October 2016 and before share dilution and debt financing costs which are included in Other

▪	Higher earnings from midstream pipeline investments (+$0.01 per share), primarily the Atlantic Coast Pipeline
Commercial Renewables
On a reported basis, Commercial Renewables recognized fourth quarter 2016 segment income of $10 million, compared to $17 million in the fourth quarter of 2015.
On an adjusted basis, Commercial Renewables recognized fourth quarter 2016 adjusted segment income of $10 million, compared to $19 million in the fourth quarter 2015, a decrease of $0.01 per share.
Lower quarterly results at Commercial Renewables were primarily driven by lower investment tax credits due to lower solar investments, partially offset by higher production tax credits from additional wind facilities placed in service.
Other
Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments including National Methanol Company, an equity method investment, and the results of the Midwest Generation business that was sold in 2015, previously included in the former Commercial Portfolio segment.
On a reported basis, Other recognized fourth quarter 2016 net expense of $209 million, compared to net expense of $170 million in the fourth quarter of 2015. In addition to the drivers outlined below, quarterly results were impacted by higher costs to achieve mergers, partially offset by lower charges related to cost savings initiatives. These charges were treated as special items and therefore excluded from adjusted earnings.

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On an adjusted basis, Other recognized fourth quarter 2016 adjusted net expense of $57 million, compared to adjusted net expense of $75 million in the fourth quarter of 2015, an improvement of $0.02 per share. The decreased net expense was primarily driven by a change in effective tax rate due to an unfavorable tax adjustment in the prior year (+$0.07 per share) partially offset by higher interest expense in 2016 (-$0.03 per share) primarily resulting from the Piedmont Natural Gas acquisition financing.
Duke Energy's consolidated reported effective tax rate for fourth quarter 2016 was 26.6 percent, compared to 29.2 percent in the fourth quarter of 2015. The consolidated adjusted effective tax rate for fourth quarter 2016 was 30.4 percent, compared to 31.4 percent in 2015. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 28 and 29 present a reconciliation of the GAAP reported effective tax rate to the adjusted effective tax rate.
Discontinued Operations
For the fourth quarter of 2016, Duke Energy’s GAAP reported Loss From Discontinued Operations, net of tax includes a loss on the sale of the International business and other transaction-related costs, partially offset by the operating results of the International business prior to the sale of $40 million. The operating results of $40 million were included in Duke Energy’s adjusted earnings for the fourth quarter.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled for 10 a.m. ET today. In addition to discussing the fourth quarter and year-end 2016 financial results, the company will provide its 2017 adjusted diluted earnings per share guidance range and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-487-0354 in the United States or 719-457-2506 outside the United States. The confirmation code is 1359293. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, Feb. 24, 2017, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 1359293. An audio replay and transcript will also be available by accessing the investors' section of the company’s website.

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Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted diluted EPS for fourth quarter and full-year 2016 and 2015 financial results:

(In millions, except per-share amounts)	After-Tax Amount	4Q 2016 EPS	4Q 2015 EPS
Diluted EPS, as reported		$(0.33)	$0.69
Adjustments to reported EPS:
Fourth Quarter 2016
Costs to achieve mergers	$134	0.19
Cost saving initiatives	18	0.03
Discontinued operations(a)	640	0.92
Fourth Quarter 2015
Costs to achieve mergers	18		0.03
Ash basin settlement	7		0.01
Cost savings initiatives	88		0.13
Discontinued operations(b)	9		0.01
Total adjustments		$1.14	$0.18
Diluted EPS, adjusted		$0.81	$0.87

(a)
Includes a loss on sale of the International Disposal Group. Represents the GAAP reported Loss from Discontinued Operations less the International Disposal Group operating results, which are included in adjusted earnings.

(b)	Represents the GAAP reported Loss from Discontinued Operations less the International Disposal Group operating results, which are included in adjusted earnings.

(In millions, except per-share amounts)	After-Tax Amount	Full-Year 2016 EPS	Full- Year 2015 EPS
Diluted EPS, as reported		$3.11	$4.05
Adjustments to reported EPS:
Full-Year 2016
Costs to achieve mergers	$329	0.48
Cost saving initiatives	57	0.08
Commercial Renewables impairment	45	0.07
Discontinued operations(a)	661	0.95
Full-Year 2015
Costs to achieve mergers	60		0.09
Edwardsport settlement	58		0.08
Ash basin settlement and penalties	11		0.02
Cost savings initiatives	88		0.13
Discontinued operations(b)	119		0.17
Total adjustments		$1.58	$0.49
Diluted EPS, adjusted		$4.69	$4.54

(a)
Includes a loss on sale of the International Disposal Group. Represents the GAAP reported Loss from Discontinued Operations, less the International Disposal Group operating results, which are included in adjusted earnings.

(b)
Includes the impact of a litigation reserve related to the Midwest Generation Disposal Group. Represents i) GAAP reported Income from Discontinued Operations, less the International Disposal Group operating results and Midwest Generation Disposal Group operating results, which are included in adjusted earnings, and ii) a state tax charge resulting from the completion of the sale of the Midwest Generation Disposal Group but not reported as discontinued operations.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, adjusted earnings and adjusted diluted EPS. These items represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per-share impact of special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common stockholders.
Special items included in the periods presented include the following:

•	Costs to achieve mergers represent charges that result from potential or completed strategic acquisitions.

•	Cost savings initiatives represents severance charges related to company-wide initiatives to standardize processes and systems, leverage technology and workforce optimization.

•	Commercial Renewables Impairment and Asset impairment represent other-than-temporary impairments.

•	Edwardsport Settlement and Ash Basin Settlement and Penalties represent charges related to Plea Agreements and settlement agreements with regulators and other governmental entities.
Adjusted earnings also include the operating results of the nonregulated Midwest generation business and Duke Energy Retail Sales (collectively, the Midwest Generation Disposal Group) and the International Disposal Group, which have been classified as discontinued operations. Management believes inclusion of the operating results of the Disposal Groups within adjusted earnings and adjusted diluted EPS results is a better reflection of Duke Energy's financial performance during the period.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations attributable to

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Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net expense and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items for future periods, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy, one of the largest electric power holding companies in the United States, supplies and delivers electricity to approximately 7.4 million customers in the Southeast and Midwest, representing a population of approximately 24 million people. The company also distributes natural gas to more than 1.5 million customers in the Carolinas, Ohio, Kentucky and Tennessee. Its commercial business operates a growing renewable energy portfolio and transmission infrastructure across the United States.
Headquartered in Charlotte, N.C., Duke Energy is an S&P 100 Stock Index company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about remarkable people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.
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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may

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cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as rooftop solar and battery storage, in our service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; advancements in technology; additional competition in electric and gas markets and continued industry consolidation; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational interruptions to our gas distribution and transmission activities; the availability of adequate interstate pipeline transportation capacity and natural gas supply; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; the credit ratings may be different from what the company and its subsidiaries expect; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement

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benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; substantial revision to the U.S. tax code, such as changes to the corporate tax rate or a material change in the deductibility of interest; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; and the ability to successfully integrate the natural gas businesses following the acquisition of Piedmont Natural Gas Company, Inc. and realize anticipated benefits.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

December 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions, except per-share amounts and where noted)	2016	2015	2016	2015
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.53	$0.62	$3.71	$3.80
Diluted	$0.53	$0.62	$3.71	$3.80
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.86)	$0.07	$(0.60)	$0.25
Diluted	$(0.86)	$0.07	$(0.60)	$0.25
Net (loss) income attributable to Duke Energy Corporation common stockholders
Basic	$(0.33)	$0.69	$3.11	$4.05
Diluted	$(0.33)	$0.69	$3.11	$4.05
Weighted average shares outstanding
Basic	699	688	691	694
Diluted	699	688	691	694
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$483	$569	$3,040	$2,819
Gas Utilities and Infrastructure(b)	89	14	152	73
Commercial Renewables(c)	10	17	23	52
Total Reportable Segment Income	582	600	3,215	2,944
Other(d)(e)(f)(g)	(209)	(170)	(645)	(299)
Intercompany Eliminations	1	—	1	—
(Loss) Income from Discontinued Operations, net of tax(h)	(601)	47	(419)	171
Net (Loss) Income Attributable to Duke Energy Corporation	$(227)	$477	$2,152	$2,816

CAPITALIZATION
Total Common Equity (%)			45%	48%
Total Debt (%)			55%	52%

Total Debt			$50,382	$42,501
Book Value Per Share			$58.63	$57.78
Actual Shares Outstanding			700	688
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure(i)	$2,070	$1,721	$6,649	$6,852
Gas Utilities and Infrastructure(j)	5,242	72	5,519	234
Commercial Renewables	428	343	857	1,019
Other(k)	124	59	190	258
Total Capital and Investment Expenditures	$7,864	$2,195	$13,215	$8,363

Note: Prior period amounts have been restated to conform to the current segment structure.

(a) Includes a charge of $58 million (net of tax of $35 million) related to the Edwardsport settlement for the year ended December 31, 2015.
(b) Includes $67 million of Piedmont's earnings for the three months and year ended December 31, 2016.
(c) Includes an impairment charge of $45 million (net of tax of $26 million) for the year ended December 31, 2016, related to certain equity method investments in wind projects.
(d) Includes costs to achieve mergers of $134 million (net of tax of $74 million) for the three months ended December 31, 2016, and $329 million (net of tax of $194 million) for the year ended December 31, 2016.

(e) Includes costs to achieve mergers of $60 million (net of tax of $37 million) for the year ended December 31, 2015.
(f) Includes a charge of $57 million (net of tax of $35 million) for the year ended December 31, 2016, primarily consisting of severance expense related to cost savings initiatives.
(g) Includes a charge of $77 million (net of tax of $47 million) for the three months and year ended December 31, 2015, primarily consisting of severance expense related to cost savings initiatives.
(h) Includes a loss on the sale of the International Disposal Group of $640 million (including tax charges of $126 million) for the three months and year ended December 31, 2016.
(i) Includes $1.25 billion related to the NCEMPA acquisition for the year ended December 31, 2015.
(j) Includes $5 billion related to the Piedmont acquisition for the three months and year ended December 31, 2016.
(k) Includes capital expenditures of the International Disposal Group prior to the sale.

December 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions)	2016	2015	2016	2015
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$4,936	$4,851	$21,366	$21,521
Operating Expenses	3,950	3,818	15,821	16,295
(Loss) Gains on Sales of Other Assets and Other, net	(3)	2	—	5
Operating Income	983	1,035	5,545	5,231
Other Income and Expenses	88	76	303	264
Interest Expense	307	263	1,136	1,074
Income Before Income Taxes	764	848	4,712	4,421
Income Tax Expense	281	279	1,672	1,602
Segment Income	$483	$569	$3,040	$2,819

Depreciation and Amortization	$758	$698	$2,897	$2,735
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$543	$122	$901	$541
Operating Expenses	379	93	636	408
(Loss) Gains on Sales of Other Assets and Other, net	(1)	(1)	(1)	6
Operating Income	163	28	264	139
Other Income and Expenses	11	2	24	3
Interest Expense	27	6	46	25
Income Before Income Taxes	147	24	242	117
Income Tax Expense	58	10	90	44
Segment Income	$89	$14	$152	$73

Depreciation and Amortization	$56	$20	$115	$79
COMMERCIAL RENEWABLES
Operating Revenues	$119	$86	$484	$286
Operating Expenses	123	96	492	322
Gains (Loss) on Sales of Other Assets and Other, net	1	(5)	5	1
Operating Loss	(3)	(15)	(3)	(35)
Other Income and Expenses	(5)	6	(83)	2
Interest Expense	15	11	53	44
Loss Before Income Taxes	(23)	(20)	(139)	(77)
Income Tax Benefit	(33)	(36)	(160)	(128)
Less: Loss Attributable to Noncontrolling Interests	—	(1)	(2)	(1)
Segment Income	$10	$17	$23	$52

Depreciation and Amortization	$34	$27	$130	$104
OTHER
Operating Revenues	$26	$45	$117	$135
Operating Expenses	287	206	604	409
Gains on Sales of Other Assets and Other, net	9	3	23	18
Operating Loss	(252)	(158)	(464)	(256)
Other Income and Expenses	15	25	75	98
Interest Expense	140	108	693	393
Loss Before Income Taxes	(377)	(241)	(1,082)	(551)
Income Tax Benefit	(170)	(74)	(446)	(262)
Less: Income Attributable to Noncontrolling Interests	2	3	9	10
Other Net Expense	$(209)	$(170)	$(645)	$(299)

Depreciation and Amortization	$44	$36	$152	$135

Note: Prior period amounts have been restated to conform to the current segment structure.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Years Ended December 31,
	2016	2015	2014
Operating Revenues
Regulated electric	$21,221	$21,379	$21,550
Nonregulated electric and other	659	456	386
Regulated natural gas	863	536	573
Total operating revenues	22,743	22,371	22,509
Operating Expenses
Fuel used in electric generation and purchased power	6,625	7,355	7,732
Cost of natural gas	265	141	185
Operation, maintenance and other	6,085	5,539	5,506
Depreciation and amortization	3,294	3,053	2,969
Property and other taxes	1,142	1,129	1,204
Impairment charges	18	106	81
Total operating expenses	17,429	17,323	17,677
Gains on Sales of Other Assets and Other, net	27	30	10
Operating Income	5,341	5,078	4,842
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	(15)	69	130
Other income and expenses, net	324	290	320
Total other income and expenses	309	359	450
Interest Expense	1,916	1,527	1,529
Income From Continuing Operations Before Income Taxes	3,734	3,910	3,763
Income Tax Expense from Continuing Operations	1,156	1,256	1,225
Income From Continuing Operations	2,578	2,654	2,538
(Loss) Income From Discontinued Operations, net of tax	(408)	177	(649)
Net Income	2,170	2,831	1,889
Less: Net Income Attributable to Noncontrolling Interests	18	15	6
Net Income Attributable to Duke Energy Corporation	$2,152	$2,816	$1,883

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$3.71	$3.80	$3.58
Diluted	$3.71	$3.80	$3.58
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.60)	$0.25	$(0.92)
Diluted	$(0.60)	$0.25	$(0.92)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$3.11	$4.05	$2.66
Diluted	$3.11	$4.05	$2.66
Weighted average shares outstanding
Basic	691	694	707
Diluted	691	694	707

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions)	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$392	$383
Receivables (net of allowance for doubtful accounts of $14 at 2016 and $12 at 2015)	751	515
Receivables of VIEs (net of allowance for doubtful accounts of $54 at 2016 and $53 at 2015)	1,893	1,748
Inventory	3,522	3,746
Assets held for sale	—	746
Regulatory assets (includes $50 related to VIEs at 2016)	1,023	877
Other	458	307
Total current assets	8,039	8,322
Investments and Other Assets
Investments in equity method unconsolidated affiliates	925	499
Nuclear decommissioning trust funds	6,205	5,825
Goodwill	19,425	16,072
Assets held for sale	—	2,413
Other	2,752	2,830
Total investments and other assets	29,307	27,639
Property, Plant and Equipment
Cost	121,397	109,967
Accumulated depreciation and amortization	(39,406)	(36,736)
Generation facilities to be retired, net	529	548
Net property, plant and equipment	82,520	73,779
Regulatory Assets and Deferred Debits
Regulatory assets (includes $1,142 related to VIEs at 2016)	12,878	11,373
Other	17	43
Total regulatory assets and deferred debits	12,895	11,416
Total Assets	$132,761	$121,156
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,994	$2,350
Notes payable and commercial paper	2,487	3,633
Taxes accrued	384	289
Interest accrued	503	412
Current maturities of long-term debt (includes $260 at 2016 and $125 at 2015 related to VIEs)	2,319	2,026
Liabilities associated with assets held for sale	—	279
Asset retirement obligations	411	—
Regulatory liabilities	409	400
Other	2,044	2,011
Total current liabilities	11,551	11,400
Long-Term Debt (includes $3,587 at 2016 and $2,197 at 2015 related to VIEs)	45,576	36,842
Deferred Credits and Other Liabilities
Deferred income taxes	14,155	12,548
Investment tax credits	493	472
Accrued pension and other post-retirement benefit costs	1,111	1,088
Liabilities associated with assets held for sale	—	900
Asset retirement obligations	10,200	10,249
Regulatory liabilities	6,881	6,255
Other	1,753	1,631
Total deferred credits and other liabilities	34,593	33,143
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 700 million and 688 million shares outstanding at 2016 and 2015, respectively	1	1
Additional paid-in capital	38,741	37,968
Retained earnings	2,384	2,564
Accumulated other comprehensive loss	(93)	(806)
Total Duke Energy Corporation stockholders' equity	41,033	39,727
Noncontrolling interests	8	44
Total equity	41,041	39,771
Total Liabilities and Equity	$132,761	$121,156

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,170	$2,831
Adjustments to reconcile net income to net cash provided by operating activities	4,628	3,845
Net cash provided by operating activities	6,798	6,676

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(11,533)	(5,277)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	4,270	(2,578)

Changes in cash and cash equivalents included in assets held for sale	474	1,099

Net increase (decrease) in cash and cash equivalents	9	(80)
Cash and cash equivalents at the beginning of period	383	463
Cash and cash equivalents at end of period	$392	$383

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2016 QTD vs. Prior Year

($ per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
2015 QTD Reported Earnings Per Share, Diluted	$0.82	$0.02	$0.02	$—	$(0.24)	$0.07	$0.69
Costs to Achieve Mergers	—	—	—	—	0.03	—	0.03
Ash Basin Settlement and Penalties	0.01	—	—	—	—	—	0.01
Cost Savings Initiatives	0.02	—	—	—	0.11	—	0.13
International Energy Operations	—	—	—	0.08	—	(0.08)	—
Discontinued Operations	—	—	—	—	—	0.01	0.01
2015 QTD Adjusted Earnings Per Share, Diluted	$0.85	$0.02	$0.02	$0.08	$(0.10)	$—	$0.87
Change in share count	(0.01)	—	—	—	—	—	(0.01)
Weather-related (a)	0.03	—	—	—	—	—	0.03
Volume	(0.01)	—	—	—	—	—	(0.01)
Pricing and Riders	(0.01)	—	—	—	—	—	(0.01)
Wholesale	(0.01)	—	—	—	—	—	(0.01)
Operations and maintenance, net of recoverables (b)	(0.08)	0.01	—	—	—	—	(0.07)
Piedmont Natural Gas contribution	—	0.10	—	—	—	—	0.10
Commercial Gas Pipelines	—	0.01	—	—	—	—	0.01
Duke Energy Renewables	—	—	(0.01)	—	—	—	(0.01)
Other (c)	0.02	—	—	—	(0.02)	—	—
Interest Expense	(0.03)	—	—	—	(0.03)	—	(0.06)
Change in effective income tax rate	(0.06)	(0.01)	—	(0.01)	0.07	—	(0.01)
Latin America, including foreign exchange rates	—	—	—	(0.01)	—	—	(0.01)
2016 QTD Adjusted Earnings Per Share, Diluted	$0.69	$0.13	$0.01	$0.06	$(0.08)	$—	$0.81
Costs to Achieve Mergers	—	—	—	—	(0.19)	—	(0.19)
Cost Savings Initiatives	—	—	—	—	(0.03)	—	(0.03)
International Energy Operations	—	—	—	(0.06)	—	0.06	—
Discontinued Operations	—	—	—	—	—	(0.92)	(0.92)
2016 QTD Reported Earnings Per Share, Diluted	$0.69	$0.13	$0.01	$—	$(0.30)	$(0.86)	$(0.33)

Note 1: Prior period amounts have been restated to conform to the current segment structure. Results of NMC, previously included in the International Energy segment, are now within Other.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all variance drivers except Duke Energy Renewables, which uses an effective tax rate.

(a) Weather-related amounts include estimated volume impacts of Hurricane Matthew.
(b) Primarily due to higher planned O&M spending, including costs related to employee benefits.
(c) Electric Utilities and Infrastructure includes higher AFUDC equity (+$0.02) and lower general taxes (+$0.03), partially offset by increased depreciation and amortization expense (-$0.03) due to higher depreciable base.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2016 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other		Discontinued Operations	Consolidated
($ per share)					Continuing Operations	Midwest Generation
2015 YTD Reported Earnings Per Share, Diluted	$4.06	$0.11	$0.08	$—	$(0.45)	$—	$0.25	$4.05
Costs to Achieve Mergers	—	—	—	—	0.09	—	—	0.09
Edwardsport Settlement	0.08	—	—	—	—	—	—	0.08
Midwest Generation Operations	—	—	—	—	—	0.14	(0.14)	—
Ash Basin Settlement and Penalties	0.02	—	—	—	—	—	—	0.02
Cost Savings Initiatives	0.01	—	—	—	0.12	—	—	0.13
International Energy Operations	—	—	—	0.22	—	—	(0.22)	—
Discontinued Operations	—	—	—	—	0.06	—	0.11	0.17
2015 YTD Adjusted Earnings Per Share, Diluted	$4.17	$0.11	$0.08	$0.22	$(0.18)	$0.14	$—	$4.54
Change in share count (a)	0.02	—	—	—	—	—	—	0.02
Weather-related (b)	0.07	—	—	—	—	—	—	0.07
Volume	0.03	—	—	—	—	—	—	0.03
Pricing and Riders (c)	0.14	0.01	—	—	—	—	—	0.15
Wholesale (d)	0.07	—	—	—	—	—	—	0.07
Operations and maintenance, net of recoverables (e)	(0.02)	—	—	—	—	—	—	(0.02)
Piedmont Natural Gas contribution	—	0.10	—	—	—	—	—	0.10
Commercial Gas Pipelines	—	0.02	—	—	—	—	—	0.02
Duke Energy Renewables	—	—	0.02	—	—	—	—	0.02
National Methanol Company (NMC)	—	—	—	—	(0.05)	—	—	(0.05)
Other (f)	(0.08)	(0.02)	—	—	(0.03)	—	—	(0.13)
Interest Expense	(0.04)	—	—	—	(0.06)	—	—	(0.10)
Change in effective income tax rate	0.04	—	—	0.09	(0.06)	—	—	0.07
Midwest Generation (g)	—	—	—	—	—	(0.14)	—	(0.14)
Latin America, including foreign exchange rates	—	—	—	0.04	—	—	—	0.04
2016 YTD Adjusted Earnings Per Share, Diluted	$4.40	$0.22	$0.10	$0.35	$(0.38)	$—	$—	$4.69
Cost to Achieve Mergers	—	—	—	—	(0.48)	—	—	(0.48)
Cost Savings Initiatives	—	—	—	—	(0.08)	—	—	(0.08)
Commercial Renewables Impairment	—	—	(0.07)	—	—	—	—	(0.07)
International Energy Operations	—	—	—	(0.35)	—	—	0.35	—
Discontinued Operations	—	—	—	—	—	—	(0.95)	(0.95)
2016 YTD Reported Earnings Per Share, Diluted	$4.40	$0.22	$0.03	$—	$(0.94)	$—	$(0.60)	$3.11

Note 1: Prior period amounts have been restated to conform to the current segment structure. Results of NMC, previously included in the International Energy segment, are now within Other.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all variance drivers except Duke Energy Renewables, which uses an effective tax rate.

(a) Due to the prior year repurchase of common shares, partially offset by the issuance of shares in 2016 to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding decreased from 694 million shares to 691 million shares.

(b) Weather-related amounts include estimated volume impacts of Hurricane Matthew.
(c) Primarily due to the NCEMPA rider (+$0.07) and higher energy efficiency recoveries in the Carolinas (+$0.05).
(d) Primarily due to the implementation of the 30-year contract with NCEMPA.
(e) Primarily due to increased storm restoration costs and costs related to the NCEMPA asset purchase, partially offset by strong cost control.
(f) Electric Utilities and Infrastructure includes increased depreciation and amortization expense (-$0.11) due to higher depreciable base, partially offset by higher AFUDC equity (+$0.03).
(g) Due to prior year earnings from the nonregulated Midwest generation business, which was sold in April 2015.

Electric Utilities and Infrastructure
Quarterly Highlights
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	18,057	17,198	5.0%	—%	83,507	83,393	0.1%	0.7%
General Service	18,473	18,243	1.3%	0.2%	77,764	77,367	0.5%	0.1%
Industrial	12,748	12,827	(0.6%)	(1.0%)	51,895	52,197	(0.6%)	(0.6%)
Other Energy Sales	144	147	(2.0%)		579	597	(3.0%)
Unbilled Sales	(328)	113	(390.3%)	n/a	750	(363)	306.6%	n/a
Total Retail Sales	49,094	48,528	1.2%	(0.2)%	214,495	213,191	0.6%	0.2%
Special Sales	9,251	9,524	(2.9%)		43,034	38,075	13.0%
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	58,345	58,052	0.5%		257,529	251,266	2.5%

Average Number of Customers (Electric)
Residential	6,481,081	6,394,280	1.4%		6,450,046	6,362,549	1.4%
General Service	966,777	955,880	1.1%		962,629	952,483	1.1%
Industrial	17,768	17,983	(1.2%)		17,843	18,107	(1.5%)
Other Energy Sales	23,177	23,119	0.3%		23,132	23,049	0.4%
Total Regular Sales	7,488,803	7,391,262	1.3%		7,453,650	7,356,188	1.3%
Special Sales	60	63	(4.8%)		61	63	(3.2%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,488,863	7,391,325	1.3%		7,453,711	7,356,251	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	15,400	13,915	10.7%		73,767	76,348	(3.4%)
Nuclear	18,375	18,541	(0.9%)		74,160	71,121	4.3%
Hydro	153	996	(84.6%)		1,655	2,021	(18.1%)
Oil and Natural Gas	13,689	14,616	(6.3%)		62,150	60,670	2.4%
Renewable Energy	37	3	1,133.3%		195	13	1,400.0%
Total Generation (4)	47,654	48,071	(0.9%)		211,927	210,173	0.8%
Purchased Power and Net Interchange (5)	13,625	11,763	15.8%		59,382	52,845	12.4%
Total Sources of Energy	61,279	59,834	2.4%		271,309	263,018	3.2%
Less: Line Loss and Other	2,934	1,782	64.6%		13,780	11,752	17.3%
Total GWh Sources	58,345	58,052	0.5%		257,529	251,266	2.5%

Owned MW Capacity (3)
Summer					49,338	50,216
Winter					52,515	53,484
Nuclear Capacity Factor (%) (6)					96	94

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,884	5,471	7.5%		27,939	27,916	0.1%
General Service	6,801	6,626	2.6%		28,906	28,700	0.7%
Industrial	5,396	5,406	(0.2%)		21,942	22,136	(0.9%)
Other Energy Sales	76	76	—%		304	305	(0.3%)
Unbilled Sales	128	(21)	709.5%		372	(539)	169.0%
Total Retail Sales	18,285	17,558	4.1%	(1.7%)	79,463	78,518	1.2%	(0.3%)
Special Sales	2,370	1,706	38.9%		9,082	8,432	7.7%
Total Consolidated Electric Sales - Duke Energy Carolinas	20,655	19,264	7.2%		88,545	86,950	1.8%

Average Number of Customers
Residential	2,159,930	2,128,724	1.5%		2,148,432	2,117,482	1.5%
General Service	351,145	346,378	1.4%		349,400	345,119	1.2%
Industrial	6,270	6,337	(1.1%)		6,295	6,417	(1.9%)
Other Energy Sales	15,250	15,123	0.8%		15,190	15,041	1.0%
Total Regular Sales	2,532,595	2,496,562	1.4%		2,519,317	2,484,059	1.4%
Special Sales	23	24	(4.2%)		24	25	(4.0%)
Total Average Number of Customers - Duke Energy Carolinas	2,532,618	2,496,586	1.4%		2,519,341	2,484,084	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,551	3,769	47.3%		25,607	25,896	(1.1%)
Nuclear	11,417	10,903	4.7%		44,826	45,013	(0.4%)
Hydro	20	700	(97.1%)		822	1,136	(27.6%)
Oil and Natural Gas	2,886	2,659	8.5%		11,779	10,595	11.2%
Renewable Energy	3	3	—%		13	13	—%
Total Generation (4)	19,877	18,034	10.2%		83,047	82,653	0.5%
Purchased Power and Net Interchange (5)	1,941	2,182	(11.0%)		10,737	9,170	17.1%
Total Sources of Energy	21,818	20,216	7.9%		93,784	91,823	2.1%
Less: Line Loss and Other	1,163	952	22.2%		5,239	4,873	7.5%
Total GWh Sources	20,655	19,264	7.2%		88,545	86,950	1.8%

Owned MW Capacity (3)
Summer					19,685	19,645
Winter					20,390	20,360
Nuclear Capacity Factor (%) (6)					96	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,047	813	28.8%		2,908	2,922	(0.5%)
Cooling Degree Days	60	22	172.7%		1,950	1,731	12.7%

Variance from Normal
Heating Degree Days	(18.1%)	(34.2%)	n/a		(11.4%)	(7.6%)	n/a
Cooling Degree Days	71.4%	(46.3%)	n/a		29.9%	8.4%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	3,683	3,407	8.1%		17,686	17,954	(1.5%)
General Service	3,550	3,529	0.6%		15,557	15,529	0.2%
Industrial	2,482	2,498	(0.6%)		10,274	10,288	(0.1%)
Other Energy Sales	21	25	(16.0%)		89	106	(16.0%)
Unbilled Sales	164	50	228.0%		262	(302)	186.8%
Total Retail Sales	9,900	9,509	4.1%	0.3%	43,868	43,575	0.7%	0.2%
Special Sales	5,138	5,372	(4.4%)		25,181	21,306	18.2%
Total Consolidated Electric Sales - Duke Energy Progress	15,038	14,881	1.1%		69,049	64,881	6.4%

Average Number of Customers
Residential	1,297,292	1,280,852	1.3%		1,291,742	1,274,550	1.3%
General Service	229,936	227,233	1.2%		229,007	226,099	1.3%
Industrial	4,115	4,174	(1.4%)		4,136	4,209	(1.7%)
Other Energy Sales	1,498	1,648	(9.1%)		1,537	1,677	(8.3%)
Total Regular Sales	1,532,841	1,513,907	1.3%		1,526,422	1,506,535	1.3%
Special Sales	15	15	—%		15	15	—%
Total Average Number of Customers - Duke Energy Progress	1,532,856	1,513,922	1.3%		1,526,437	1,506,550	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,062	1,506	36.9%		11,570	12,960	(10.7%)
Nuclear	6,958	7,638	(8.9%)		29,334	26,108	12.4%
Hydro	41	193	(78.8%)		490	582	(15.8%)
Oil and Natural Gas	4,679	5,020	(6.8%)		22,716	22,203	2.3%
Renewable Energy	31	—	n/a		177	—	n/a
Total Generation (4)	13,771	14,357	(4.1%)		64,287	61,853	3.9%
Purchased Power and Net Interchange (5)	1,990	1,022	94.7%		7,381	5,649	30.7%
Total Sources of Energy	15,761	15,379	2.5%		71,668	67,502	6.2%
Less: Line Loss and Other	723	498	45.2%		2,619	2,621	(0.1%)
Total GWh Sources	15,038	14,881	1.1%		69,049	64,881	6.4%

Owned MW Capacity (3)
Summer					12,935	12,915
Winter					14,034	14,019
Nuclear Capacity Factor (%) (6)					94	91

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,013	650	55.8%		2,706	2,654	2.0%
Cooling Degree Days	78	65	20.0%		2,033	1,844	10.2%

Variance from Normal
Heating Degree Days	(11.7%)	(41.5%)	n/a		(9.0%)	(7.8%)	n/a
Cooling Degree Days	39.3%	4.8%	n/a		23.9%	5.8%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,612	4,732	(2.5%)		20,265	19,932	1.7%
General Service	3,795	3,903	(2.8%)		15,288	15,304	(0.1%)
Industrial	816	851	(4.1%)		3,197	3,293	(2.9%)
Other Energy Sales	6	6	—%		24	24	—%
Unbilled Sales	(755)	(463)	(63.1%)		(257)	104	(347.1%)
Total Retail Sales	8,474	9,029	(6.1%)	(0.4%)	38,517	38,657	(0.4%)	0.8%
Special Sales	388	236	64.4%		1,887	1,396	35.2%
Total Electric Sales - Duke Energy Florida	8,862	9,265	(4.3%)		40,404	40,053	0.9%

Average Number of Customers
Residential	1,555,990	1,533,247	1.5%		1,548,681	1,524,320	1.6%
General Service	196,708	194,265	1.3%		195,728	193,437	1.2%
Industrial	2,157	2,227	(3.1%)		2,177	2,244	(3.0%)
Other Energy Sales	1,528	1,534	(0.4%)		1,532	1,537	(0.3%)
Total Regular Sales	1,756,383	1,731,273	1.5%		1,748,118	1,721,538	1.5%
Special Sales	14	14	—%		14	14	—%
Total Average Number of Customers - Duke Energy Florida	1,756,397	1,731,287	1.5%		1,748,132	1,721,552	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,247	1,612	39.4%		8,852	9,718	(8.9%)
Oil and Natural Gas	5,513	6,135	(10.1%)		24,884	25,263	(1.5%)
Renewable Energy	3	—	n/a		5	—	n/a
Total Generation (4)	7,763	7,747	0.2%		33,741	34,981	(3.5%)
Purchased Power and Net Interchange (5)	1,591	1,937	(17.9%)		8,998	7,217	24.7%
Total Sources of Energy	9,354	9,684	(3.4%)		42,739	42,198	1.3%
Less: Line Loss and Other	492	419	17.4%		2,335	2,145	8.9%
Total GWh Sources	8,862	9,265	(4.3%)		40,404	40,053	0.9%

Owned MW Capacity (3)
Summer					8,839	9,101
Winter					9,732	10,070

Heating and Cooling Degree Days
Actual
Heating Degree Days	81	27	200.0%		482	400	20.5%
Cooling Degree Days	572	765	(25.2%)		3,481	3,742	(7.0%)

Variance from Normal
Heating Degree Days	(60.0%)	(86.2%)	n/a		(19.8%)	(32.6%)	n/a
Cooling Degree Days	22.3%	65.2%	n/a		10.1%	17.0%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,897	1,747	8.6%		8,699	8,638	0.7%
General Service	2,307	2,231	3.4%		9,633	9,512	1.3%
Industrial	1,467	1,481	(0.9%)		5,945	5,988	(0.7%)
Other Energy Sales	27	27	—%		109	109	—%
Unbilled Sales	67	(44)	252.3%		203	(52)	490.4%
Total Retail Sales	5,765	5,442	5.9%	2.1%	24,589	24,195	1.6%	0.7%
Special Sales	281	299	(6.0%)		574	1,244	(53.9%)
Total Electric Sales - Duke Energy Ohio	6,046	5,741	5.3%		25,163	25,439	(1.1%)

Average Number of Customers
Residential	756,044	748,478	1.0%		753,409	746,757	0.9%
General Service	87,931	87,298	0.7%		87,625	87,227	0.5%
Industrial	2,507	2,530	(0.9%)		2,514	2,530	(0.6%)
Other Energy Sales	3,274	3,231	1.3%		3,258	3,220	1.2%
Total Regular Sales	849,756	841,537	1.0%		846,806	839,734	0.8%
Special Sales	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	849,757	841,538	1.0%		846,807	839,735	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,017	949	7.2%		3,667	4,402	(16.7%)
Oil and Natural Gas	4	10	(60.0%)		32	53	(39.6%)
Total Generation (4)	1,021	959	6.5%		3,699	4,455	(17.0%)
Purchased Power and Net Interchange (5)	5,507	4,934	11.6%		23,648	22,280	6.1%
Total Sources of Energy	6,528	5,893	10.8%		27,347	26,735	2.3%
Less: Line Loss and Other	482	152	217.1%		2,184	1,296	68.5%
Total GWh Sources	6,046	5,741	5.3%		25,163	25,439	(1.1%)

Owned MW Capacity (3)
Summer					1,062	1,062
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,635	1,316	24.2%		4,483	4,647	(3.5%)
Cooling Degree Days	55	15	266.7%		1,400	1,109	26.2%

Variance from Normal
Heating Degree Days	(12.6%)	(28.0%)	n/a		(9.9%)	(3.6%)	n/a
Cooling Degree Days	223.5%	(31.8%)	n/a		28.0%	(7.9%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2016

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,981	1,841	7.6%		8,918	8,953	(0.4%)
General Service	2,020	1,954	3.4%		8,380	8,322	0.7%
Industrial	2,587	2,591	(0.2%)		10,537	10,492	0.4%
Other Energy Sales	14	13	7.7%		53	53	—%
Unbilled Sales	68	(9)	855.6%		170	1	16,900.0%
Total Retail Sales	6,670	6,390	4.4%	1.4%	28,058	27,821	0.9%	—%
Special Sales	1,074	1,911	(43.8%)		6,310	5,697	10.8%
Total Electric Sales - Duke Energy Indiana	7,744	8,301	(6.7%)		34,368	33,518	2.5%

Average Number of Customers
Residential	711,825	702,979	1.3%		707,782	699,440	1.2%
General Service	101,057	100,706	0.3%		100,869	100,601	0.3%
Industrial	2,719	2,715	0.1%		2,721	2,707	0.5%
Other Energy Sales	1,627	1,583	2.8%		1,615	1,574	2.6%
Total Regular Sales	817,228	807,983	1.1%		812,987	804,322	1.1%
Special Sales	7	9	(22.2%)		7	8	(12.5%)
Total Average Number of Customers - Duke Energy Indiana	817,235	807,992	1.1%		812,994	804,330	1.1%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	4,523	6,079	(25.6%)		24,071	23,372	3.0%
Hydro	92	103	(10.7%)		343	303	13.2%
Oil and Natural Gas	607	792	(23.4%)		2,739	2,556	7.2%
Total Generation (4)	5,222	6,974	(25.1%)		27,153	26,231	3.5%
Purchased Power and Net Interchange (5)	2,596	1,688	53.8%		8,618	8,529	1.0%
Total Sources of Energy	7,818	8,662	(9.7%)		35,771	34,760	2.9%
Less: Line Loss and Other	74	361	(79.5%)		1,403	1,242	13.0%
Total GWh Sources	7,744	8,301	(6.7%)		34,368	33,518	2.5%

Owned MW Capacity (3)
Summer					6,817	7,493
Winter					7,195	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,782	1,487	19.8%		4,846	5,202	(6.8%)
Cooling Degree Days	40	6	566.7%		1,348	1,076	25.3%

Variance from Normal
Heating Degree Days	(10.9%)	(24.0%)	n/a		(9.3%)	0.8%	n/a
Cooling Degree Days	166.7%	(73.9%)	n/a		24.5%	(10.7%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
December 2016

	Three Months Ended December 31,			Years Ended December 31,
	2016	2015	% Inc.(Dec.)	2016	2015	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1) (2)	120,908,508	112,854,663	7.1%	495,122,794	465,670,939	6.3%
Duke Energy Midwest LDC throughput (MCF)	24,846,503	19,495,894	27.4%	81,870,489	84,523,814	(3.1%)

Average Number of Customers - Piedmont Natural Gas (1)
Residential	934,940	921,239	1.5%	934,523	919,482	1.6%
Commercial	99,354	98,562	0.8%	99,827	98,764	1.1%
Industrial	2,289	2,282	0.3%	2,294	2,297	(0.1%)
Power Generation	25	25	—%	25	25	—%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,036,608	1,022,108	1.4%	1,036,669	1,020,568	1.6%

Average Number of Customers - Duke Energy Midwest
Residential	478,761	475,254	0.7%	477,729	474,842	0.6%
Commercial	43,196	43,378	(0.4%)	43,124	43,253	(0.3%)
Industrial	1,609	1,627	(1.1%)	1,609	1,619	(0.6%)
Other Energy Sales	142	142	—%	144	142	1.4%
Total Average Number of Gas Customers - Duke Energy Midwest	523,708	520,401	0.6%	522,606	519,856	0.5%

(1) Sales and customer data for Piedmont Natural Gas include amounts prior to the acquisition on October 3, 2016, for comparative purposes. Duke Energy's consolidated financial results do not include Piedmont's results of operations prior to the date of acquisition.

(2) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
December 2016

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Actual Renewable Plant Production, GWh	1,946	1,664	7,565	5,577
Net Proportional MW Capacity in Operation	n/a	n/a	2,892	1,943

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$483	$—		$—		$—		$—		$—	$483
Gas Utilities and Infrastructure	89	—		—		—		—		—	89
Commercial Renewables	10	—		—		—		—		—	10
Total Reportable Segment Income	582	—		—		—		—		—	582
International Energy	—	—		—		40	C	—		40	40
Other	(209)	134	A	18	B	—		—		152	(57)
Intercompany Eliminations	1	—		—		—		(1)		(1)	—
Discontinued Operations	(601)	—		—		(40)	C	641	D	601	—
Net Income Attributable to Duke Energy Corporation	$(227)	$134		$18		$—		$640		$792	$565
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$(0.33)	$0.19		$0.03		$—		$0.92		$1.14	$0.81

A - Net of $74 million tax benefit. $10 million recorded within Operating Revenues, $198 million recorded within Operating Expenses on the Consolidated Statements of Operations.
B - Net of $11 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
C - Net of $26 million tax expense. Operating results of the International Disposal Group, which exclude the loss and transaction-related costs described below, recorded within (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D - Recorded within (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes a loss on the sale of the International Disposal Group and other transaction-related costs.

Weighted Average Shares, Diluted (reported and adjusted) - 699 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Twelve Months Ended December 31, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		Commercial Renewables Impairment		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,040	$—		$—		$—		$—		$—		$—	$3,040
Gas Utilities and Infrastructure	152	—		—		—		—		—		—	152
Commercial Renewables	23	—		—		45	C	—		—		45	68
Total Reportable Segment Income	3,215	—		—		45		—		—		45	3,260
International Energy	—	—		—		—		243	D	—		243	243
Other	(645)	329	A	57	B	—		—		—		386	(259)
Intercompany Eliminations	1	—		—		—		—		(1)		(1)	—
Discontinued Operations	(419)	—		—		—		(243)	D	662	E	419	—
Net Income Attributable to Duke Energy Corporation	$2,152	$329		$57		$45		$—		$661		$1,092	$3,244
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.11	$0.48		$0.08		$0.07		$—		$0.95		$1.58	$4.69

A - Net of $194 million tax benefit. Includes $11 million recorded within Operating Revenues, $278 million recorded within Operating Expenses and $234 million recorded within Interest Expense on the Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $35 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
C - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations.
D - Net of $27 million tax expense. Operating results of the International Disposal Group, which exclude the loss and impairment described below and other miscellaneous transaction-related costs, recorded within (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E - Recorded within (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes a loss on the sale of the International Disposal Group, an impairment charge related to certain assets in Central America, and a tax benefit related to previously sold businesses.

Weighted Average Shares, Diluted (reported and adjusted) - 691 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Edwardsport Settlement		Ash Basin Settlement and Penalties		Cost Savings Initiatives		International Energy Operations		Economic Hedges (Mark-to-Market)		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$569	$—		$2	B	$7	C	$10	D	$—		$—		$—		$19	$588
Gas Utilities and Infrastructure	14	—		—		—		—		—		—		—		—	14
Commercial Renewables	17	—		—		—		1	E	—		1	H	—		2	19
Total Reportable Segment Income	600	—		2		7		11		—		1		—		21	621
International Energy	—	—		—		—		—		56	G	—		—		56	56
Other	(170)	18	A	—		—		77	F	—		—		—		95	(75)
Discontinued Operations	47	—		—		—		—		(56)	G	—		9	I	(47)	—
Net Income Attributable to Duke Energy Corporation	$477	$18		$2		$7		$88		$—		$1		$9		$125	$602
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.69	$0.03		$—		$0.01		$0.13		$—		$—		$0.01		$0.18	$0.87

A - Net of $12 million tax benefit. Recorded within Operating Expenses on the Consolidated Statements of Operations.
B - Net of $1 million tax benefit. $3 million recorded within Impairment charges on the Duke Energy Indiana Consolidated Statements of Operations.
C - Recorded within Operation, maintenance and other on the Duke Energy Carolinas Consolidated Statements of Operations.
D - Net of $6 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $7 million at Duke Energy Carolinas, $4 million at Duke Energy Progress, $2 million at Duke Energy Florida, $1 million at Duke Energy Ohio and $2 million at Duke Energy Indiana.
E - Net of $1 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
F - Net of $47 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
G - Net of $29 million tax expense. Operating results of the International Disposal Group classified as discontinued operations.
H - Recorded within Operating Revenues on the Consolidated Statements of Operations.
I - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 688 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Twelve Months Ended December 31, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Edwardsport Settlement		Midwest Generation Operations		Ash Basin Settlement and Penalties		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,819	$—		$58	B	$—		$11	D	$10	E	$—		$—		$79	$2,898
Gas Utilities and Infrastructure	73	—		—		—		—		—		—		—		—	73
Commercial Renewables	52	—		—		—		—		1	F	—		—		1	53
Total Reportable Segment Income	2,944	—		58		—		11		11		—		—		80	3,024
International Energy	—	—		—		—		—		—		151	H	—		151	151
Other	(299)	60	A	—		98	C	—		77	G	—		41	I	276	(23)
Discontinued Operations	171	—		—		(98)	C	—		—		(151)	H	78	J	(171)	—
Net Income Attributable to Duke Energy Corporation	$2,816	$60		$58		$—		$11		$88		$—		$119		$336	$3,152
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.05	$0.09		$0.08		$—		$0.02		$0.13		$—		$0.17		$0.49	$4.54

A - Net of $37 million tax benefit. $95 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Consolidated Statements of Operations.
B - Net of $35 million tax benefit. $88 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Duke Energy Indiana Consolidated Statements of Operations.
C - Net of $53 million tax expense. Operating results of the nonregulated Midwest generation business classified as discontinued operations, which exclude special items and economic hedges.
D - Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $8 million and $6 million at Duke Energy Carolinas and Duke Energy Progress, respectively.
E - Net of $6 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $7 million at Duke Energy Carolinas, $4 million at Duke Energy Progress, $2 million at Duke Energy Florida, $1 million at Duke Energy Ohio and $2 million at Duke Energy Indiana.
F - Net of $1 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
G - Net of $47 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
H - Net of $70 million tax expense. Operating results of the International Disposal Group classified as discontinued operations.
I - State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.
J - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 694 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three Months and Year Ended December 31, 2016
(Dollars in Millions)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$512			$3,734
Costs to Achieve Mergers	208			523
Cost Savings Initiatives	29			92
Commercial Renewables Impairment	—			71
International Energy Operations	66			270
Noncontrolling Interests	(2)			(7)
Intercompany Eliminations	(1)			(1)
Adjusted Pretax Income	$812			$4,682

Reported Income Tax Expense From Continuing Operations	$136	26.6%		$1,156	31.0%
Costs to Achieve Mergers	74			194
Cost Savings Initiatives	11			35
Commercial Renewables Impairment	—			26
International Energy Operations	26			27
Adjusted Tax Expense	$247	30.4%	*	$1,438	30.7%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three Months and Year Ended December 31, 2015
(Dollars in Millions)

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$612			$3,910
Costs to Achieve Mergers	30			97
Edwardsport Settlement	3			93
Midwest Generation Operations	—			151
Ash Basin Settlement and Penalties	7			14
Cost Savings Initiatives	142			142
International Energy Operations	85			221
Economic Hedges (Mark-to-Market)	1			—
Noncontrolling Interests	(3)			(9)
Adjusted Pretax Income	$877			$4,619

Reported Income Tax Expense From Continuing Operations	$179	29.2%		$1,256	32.1%
Tax Adjustment Related to Midwest Generation Sale	—			(41)
Costs to Achieve Mergers	12			37
Edwardsport Settlement	1			35
Midwest Generation Operations	—			53
Ash Basin Settlement and Penalties	—			3
Cost Savings Initiatives	54			54
International Energy Operations	29			70
Adjusted Tax Expense	$275	31.4%	*	$1,467	31.8%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.